UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2008

NOBLE INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-13581	38-3139487
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

840 West Long Lake Road, Suite 601 Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (248) 519-0700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Directors or Certain Officers

On April 15, 2008, Robert J. Skandalaris resigned as a member of the Board of Directors of Noble International, Ltd (the “Company”).

Item 8.01 Other Events

Attached as Exhibit 99.1 is Noble International, Ltd.’s Press Release dated April 16, 2008 announcing that it received notice that the Nasdaq staff has informed the Nasdaq Listing Qualifications Hearings Panel of the Company’s cure of its filing delinquency relating to the Company’s Form 10-K for the period ending December 31, 2007. Attached as Exhibit 99.2 is the Nasdaq letter dated April 16, 2008. The Form 10-K was filed on April 15, 2008. As a result of this cure, the Company’s need to appeal the Staff Determination of non-compliance is unnecessary and the Company is no longer subject to delisting from the Nasdaq Stock Market for failure to file the Form 10-K.

Item 9.01. Financial Statement and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

99.1	Noble International, Ltd. Press Release dated April 16, 2008

99.2	Nasdaq Letter dated April 16, 2008

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE INTERNATIONAL, LTD.,
a Delaware corporation
(registrant)

April 17, 2008	By:	/s/ Michael C. Azar
Michael C. Azar
Vice President and General Counsel

EXHIBIT INDEX

No.	Description of Exhibit
99.1	Noble International, Ltd. Press Release dated April 16, 2008

99.2	Nasdaq Letter dated April 16, 2008

4